Exhibit 10

Alberto-Culver Company

Summary of Salaries of Named Executive Officers

Name	Title	Annual Salary as of 9/30/2004	Change	New Annual Salary	Effective Date of Change
Carol L. Bernick	Chairman of the Board	$1,000,000	$(350,000)	$650,000	10/1/2004
Howard B. Bernick	President and Chief Executive Officer	$1,550,000	$0	$1,550,000	N/A
William J. Cernugel	Senior Vice President and Chief Financial Officer	$375,000	$15,000	$390,000	1/1/2005
Michael H. Renzulli	President, Sally Beauty Company, Inc.	$1,000,000	$0	$1,000,000	N/A
V. James Marino	President, Alberto-Culver Consumer Products Worldwide	$362,000	$113,000	$475,000	10/1/2004